PRINCOR FINANCIAL SERVICES CORPORATION
                            Principal Financial Group
                           Des Moines, Iowa 50392-0200
                                 (515) 247-5711

                                     DEALER
                                SELLING AGREEMENT
                              FOR CLASS R SHARES OF
                             PRINCIPAL MUTUAL FUNDS


Dealer  Selling  Agreement  between  Princor  Financial   Services   Corporation
("Princor",   "We"  or   "Us")   and   _________________________________________
("Dealer" or "You") dated as of __________________________.

As Distributor and Principal Underwriter for the Principal Funds (hereinafter collectively referred to as the "Funds" and individually as a "Fund"), each an open-end investment company whose Class R Shares are offered at net asset value to distributees of retirement plans administered by Principal Life Insurance Company, (hereinafter ?PLIC Administered Plan?) we invite you to become a Selected Dealer to distribute and provide administrative support services in connection with the distribution of shares of the Funds.

1. We will offer Class R Shares through telephone counselors to individual participants of PLIC Administered Plans who have or will receive a distribution from the retirement plan. Each Fund reserves the right to withdraw shares from sale temporarily or permanently and all orders are subject to acceptance or rejection by us and the Fund, each in its sole discretion. We will pay you a sales commission during each of the four years following the date of purchase in an amount equal, on an annualized basis, to .10% of the average net assets of each Class R Share account established for participants in a PLIC Administered Plan the agent or representative of record for which is one of your registered representatives. We will pay such commissions to you bi-monthly on the 15th and last day of each month.

2. The amount of sales commissions for Class R Shares is subject to change by us from time to time, and any orders placed after the effective date of such change will be subject to the rate(s) in effect at the time of receipt of the payment by us.

3. Redemption of Class R Shares will be made at the net asset value of such shares in accordance with the then current Prospectus and Statement of Additional Information of the Fund(s).

4. All of the Funds have adopted a Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). Each Agreement defines services to be provided by Selected Dealers for which they will be compensated pursuant to the Plan.

     (a) As a Selected Dealer, you agree to provide distribution assistance and administrative support services in connection with the distribution of shares of the Fund(s) to customers who may from time to time directly or beneficially own Shares, including but not limited to distributing salesliterature, answering routine customer inquiries regarding the Funds, assisting in the establishment and maintenance of accounts in the Funds and in the processing of purchases and redemptions of shares, making the Plan Funds' investment plans and dividend options available, and providing such other information and services in connection with the distribution of Fund(s) Shares as may be reasonably requested from time to time.

     (b) For such services, you will be compensated in accordance with the then current Prospectus of the Funds.

     (c) The Plan may be terminated at any time without payment of any penalty by any Fund in accordance with the rules governing such plans promulgated by the Securities and Exchange Commission.

     (d) The provisions of the Plan are incorporated herein and made a part hereof by reference, and will continue in full force and effect so long as its continuance is approved at least annually pursuant to Rule 12b-1.

5. Each party to this Agreement represents that it currently is and, while this Agreement is in effect, will continue to be a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and agrees to abide by all Rules and Regulations of that Association, including the NASD Rules of Fair Practice. If you are a foreign dealer, not eligible for membership in the Association, you still agree to abide by the Rules and Regulations of the Association. We both agree to comply with all applicable state and federal laws, rules and regulations of the Securities and Exchange Commission and other authorized United States or foreign regulatory agencies. You further agree that you will not sell, offer for sale, or solicit shares of the Funds in any state where they have not been qualified for sale. You will solicit applications and sell shares only in accordance with the terms and on the basis of the representations contained in the appropriate prospectus and any supplemental literature furnished by us.

6. You must represent that you are currently a member of SIPC and, while this agreement is in effect, will continue to be a member of SIPC. You agree to notify us immediately if your SIPC membership status changes.

7.   IT IS AGREED

     (a) That neither of us shall withhold placing customers' orders for shares so as to profit as a result of such withholding.

     (b) We shall not purchase shares from the Funds except for the purpose of covering purchase orders already received. Delivery of certificates, if any, for shares shall be made by a Fund only against receipt of the purchase price.

     (c) No commission will be paid to you for shares issued in connection with the merger or consolidation of any other investment company with a Fund or its acquisition, purchase or otherwise, of all or substantially all the assets of any investment company or substantially all the outstanding shares of any such company. Also, no commission will be paid to you for shares issued, sold, or transferred, whether Treasury or newly issued shares, that may be offered by a Fund to its shareholders as stock dividends or splits for not less than "net asset value."

     (d) We reserve the right to reject any order or application for shares or to withdraw the offering of shares entirely, and to change any commission, sales charge and dealer concession, provided that no such change shall affect orders accepted by us prior to notice of such change, unless such change results from a reduction required by law.

     (e) You shall not purchase shares of a Fund from a shareholder at a price per share which is lower than the current net asset value per share which is next computed after the receipt of the tender of such shares by the shareholder.

     (f) If shares of the Fund are tendered for redemption within seven business days after confirmation by us of the original purchase order for such shares, (i) you shall immediately refund to us the full commission or concession allowed to you on the original sale, if any, and (ii) we shall pay to the Fund our share of the "sales charge" on the original sale by us, and shall also pay to the Fund the refund which we received under (i) above. You shall be notified by us of such redemption within ten days of the date on which proper request for redemption is delivered to us or the Fund. Termination or cancellation of this Agreement shall not relieve you or us from requirements of this subparagraph (f).

     (g) This agreement may not be assigned or transferred in any manner including by operation of law.

8. We will furnish you, without charge, reasonable quantities of Prospectuses and sales material or supplemental literature relating to the sale or servicing of shares of the Funds.

9. You are not employed by us as broker-agent or employee. You are not authorized to act for us nor to make any representations in our behalf. In purchasing or selling shares hereunder you are entitled to rely only upon the current Prospectus and supplemental literature approved in writing by us. In the offer and sale of shares of the Funds, you shall not use any Prospectus or supplemental literature not approved in writing by us. No person is authorized to make any representations concerning shares of the Funds except those contained in a current Prospectus and supplemental literature approved in writing by us. You will use your best efforts in the promotion of sales of Shares and will be responsible for the proper instruction and training of all sales personnel employed by you.

10. You will indemnify, defend, and hold harmless our firm and all of its affiliates, and their officers, directors, employees, agents, and assignees against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to any of them, or which they or any of them may incur, including but not limited to alleged violations of the Securities Act of 1933, as amended and/or to the Securities Exchange Act of 1934, as amended, arising out of the offer or sale of any securities pursuant to this Agreement, or arising out of the breach of any of the terms and conditions of this Agreement, other than any claim, demand, or liability arising from any untrue statement or alleged untrue statement of a material fact contained in a prospectus for the Funds, as filed and in effect with the SEC, or any amendment or supplement thereto, or in any application prepared or approved in writing by our counsel and filed with any state regulatory agency in order to register or qualify under the securities laws thereof (the "blue sky applications"), or which shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in the prospectus or any of the blue sky applications or which is necessary to make the statements or a part thereof not misleading, which indemnity provision shall survive the termination of this Agreement.

11. No obligation not expressly assumed by us in this Agreement shall be implied.

12. Either party to this Agreement may terminate this Agreement by written notice to the other party. We may modify this Agreement at any time by written notice to you. Any notice shall be deemed to have been given on the date upon which it was either delivered personally or by fax transmission to the other party or to any office or member thereof, or was mailed post-paid or delivered to a telegraph office for transmission at his or its address as shown herein.

13. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you herein.

14. This Agreement shall be construed in accordance with the laws of the State of Iowa and shall be binding upon both parties hereto when signed by both of us in the spaces provided below. This Agreement shall not be applicable to shares of the Fund(s) in any state in which those shares are not qualified for sale.

15. This Agreement shall be binding upon both parties hereto when executed by both parties and supersedes any prior agreement or understanding between us and you with respect to the sale of the shares and any of the Funds.

16. This Agreement is in all respects subject to Section 26 of the Rules of Fair Practice of the NASD which shall control any provisions to the contrary in this Agreement.

17. If the foregoing represents your understanding, please so indicate by signing in the proper space below.

                               Very truly yours,


                               PRINCOR FINANCIAL SERVICES CORPORATION

                               By:  _________________________________________

                               Title: ________________________________________


We accept the offer set forth above, which constitutes a Selling Agreement with us.


BY: ____________________________________________________

TITLE: _________________________________________________

DEALER:  ______________________________________________

ADDRESS: _____________________________________________

DATE: _________________________________________________